UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 2, 2008

ATC TECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-21803	95-4486486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Opus Place, Suite 600, Downers Grove, Illinois	60515
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(630) 271-8100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers;
Compensatory Arrangements of Certain Officers.

2009 Incentive Compensation Programs

On December 2, 2008, the Compensation and Nominating Committee of the Board of Directors of ATC Technology Corporation approved the 2009 annual incentive compensation plan and the 2009 long-term cash incentive portion of the Company’s long-term incentive plan for two of our named executive officers and two other executive officers who are expected to be named executive officers for 2008, which plans are administered under our Stock Incentive Plans.  In the 2009 annual incentive compensation plan, these officers will receive a cash bonus if we achieve or exceed specified EPS and other financial targets for 2009, provided that the bonuses may be reduced by up to 20% at the discretion of the Committee if certain operational metrics are not achieved during the year. In the long-term cash incentive plan, these officers will be eligible to receive a cash award after three years only if ATC Technology Corporation and/or the officer’s business segment achieves targets for revenue, net income and return on invested capital established for the three-year period of 2009-2011.  These bonuses are stated as a percentage of base salary.  For 2009, the base bonus percentage for each of these officers is as follows:

	Annual Plan Percent of Base Salary	Long-term Cash Plan Percent of Base Salary
F. Antony Francis	60%	37.5%
Richard L. Stanley	60%	37.5%
John M. Pinkerton	45%	22.5%
Joseph Salamunovich	45%	22.5%

Appointment of Chief Financial Officer

Ashoka Achuthan, 53, has been appointed Vice President and Chief Financial Officer of the Company, effective December 8, 2008.  Mr. Achuthan’s compensation includes:

•	Base annual salary of $315,000;
•	Target cash bonus under our annual incentive compensation plan of 60% of base salary;
•	Target cash bonus under our long-term incentive plan of 37.5% of base salary;
•	A signing bonus of $75,000;
•	Stock options and restricted stock as described below under “Stock Awards to Executive Officers;”
•	Relocation benefits; and
•	Various perquisites as described below under “New Executive Officer Employment Agreements.”

Prior to joining us, Mr. Achuthan served as the Vice President and Chief Financial Officer of Cooper Power Systems, Inc. (a division of Cooper Industries) from 2005 to 2008.  Before that, he worked for Siemens AG for 27 years in increasingly responsible financial positions, including serving as Executive Vice President and CFO of Siemens VDO Automotive Corporation from 2000 to 2005.  Mr. Achuthan holds an M.B.A. from Case Western Reserve University and is a member of the Institute of Chartered Accountants of India.

Appointment of Chief Accounting Officer

John Pinkerton has been appointed Vice President and Chief Accounting Officer of the Company.  Previously Mr. Pinkerton served as the Company’s Vice President and Controller and between May and December 2008 also served as acting CFO.  Mr. Pinkerton’s base annual salary has been increased from $230,500 to $256,500 and he has received stock options and restricted stock as described below under “Stock Awards to Executive Officers.”

Board of Director Changes

Todd R. Peters, the Company’s President and Chief Operating Officer, will become a member of the Company’s Board of Directors effective January 1, 2009.  See Item 5.03. “Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year” below.

Edward Stewart, who has served as a member of the Board of Directors since 2004, will succeed Michael D. Jordan as Lead Director of the Board, effective January 1, 2009.  Mr. Jordan will remain on the Board.

Stock Awards to Executive Officers

On December 8, 2008, the Compensation and Nominating Committee granted restricted shares of our common stock and options to purchase shares of our common stock, pursuant to our 2006 Stock Incentive Plan, to the following executive officers:

	Number of Shares of Restricted Stock	Number of Stock Options
Ashoka Achuthan	20,000	30,000
John M. Pinkerton	7,500	--

The restricted stock vests in one-third increments on each of December 8, 2009, 2010 and 2011.  No consideration was paid for the restricted stock.  The options vest and become exercisable in one-third increments on each of December 8, 2009, 2010 and 2011 and expire on December 8, 2018.  The option exercise price is $16.98 (the closing price of our stock on the Nasdaq Global Market System on the date of grant).

New Executive Officer Employment Agreements

ATC Technology Corporation is entering into a new form of written employment agreement with each of its executive officers, other than CEO Donald T. Johnson, Jr., and COO Todd R. Peters.  These new agreements are on a year-to-year basis with unlimited automatic renewals.

Each agreement provides for a base salary, participation in our various incentive and benefit plans, and various perquisites, including an annual car allowance of $9,600 and reimbursement of expenses for financial planning, club dues and similar matters equal to 2% of annual base salary.  There is also a noncompetition provision that runs for 18 months after the executive officer ceases to be employed by us, a confidentiality provision, and a provision that prohibits the executive from soliciting our employees for employment by other companies during a specified period after leaving the Company.

Each agreement also provides that we will make severance payments to the executive officer if (i) the executive is terminated without cause or resigns for “good reason” (see below), or (ii) the Company does not renew the agreement.  Severance is equal to 12 months of base salary (18 months for Mr. Achuthan) plus 1.0 times the target bonus under our annual incentive compensation plan (1.5 times for Mr. Achuthan).  If the termination date occurs within 18 months after a

“change in control” (see below), the executive officer would instead receive severance equal to 18 months of base salary (24 months for Mr. Achuthan), 1.5 times the target bonus under our annual incentive compensation plan (2.0 times for Mr. Achuthan), and a prorated portion of any cash bonuses under our annual and long-term incentive plans.

Severance payments will ordinarily be made over the severance period unless the termination date occurs within 18 months after a change in control, in which case the severance will be made in a single payment within ten days after the termination date.

These new employment agreements do not provide for any payments or benefits upon a change in control unless the executive officer’s employment is terminated at the time of the change in control.  Neither do they provide for a tax “gross-up” to offset the “parachute” excise tax under Internal Revenue Code Section 4999.

“Good reason” means (i) a material diminution in the executive officer’s compensation, authority or responsibilities that is not justified by his or her performance, or (ii) our material breach of the employment agreement, where such diminution or breach is not cured within 30 days after notice from the executive officer.

“Change in control” occurs if (i) a reorganization, merger or consolidation of ATC Technology Corporation or sale of all or substantially all of our assets occurs unless after such transaction at least 85% of the total voting power of the entity surviving or resulting from such transaction is beneficially owned by persons who prior to the transaction beneficially owned 100% of the total voting power of ATC Technology Corporation, (ii) any shareholder (or group of shareholders) becomes the beneficial owner of more than 35% of the total voting power of ATC Technology Corporation, or (iii) during any 12-month period individuals who at the beginning of such 12-month period constituted our Board of Directors (together with any new directors whose election by such Board or whose nomination for election by our shareholders was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of our Board of Directors.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 3, 2008 the Board of Directors of ATC Technology Corporation, pursuant to authority granted in the Company’s Bylaws, increased the size of the Board of Directors from seven to eight members, effective January 1, 2009.  Mr. Peters will fill the new seat on the Board.

Item 9.01.  Financial Statements and Exhibits.

Exhibit 3.2:      Section 3.02 of ATC Technology Corporation Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 8, 2008	ATC TECHNOLOGY CORPORATION
	By:	/s/ Joseph Salamunovich
Title: Vice President